Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Altus Midstream Company 2019 Omnibus Compensation Plan of our report dated February 28, 2019, with respect to the consolidated financial statements of Altus Midstream Company included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

November 4, 2019